EXHIBIT 21

                                                                   AS OF 2/28/03

                SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.

                                                           Where Incorporated
Name                                                        or Organized
----                                                       -------------

Ambrit Holdings, Inc.                                      Delaware
American Shipholding Group, Inc.                           New York
Amerikanis Company Limited                                 Liberia
Amity Products Carriers, Inc.                              Delaware
Ania Tanker Corporation                                    Marshall Islands
Antilles Bulk Holdings N.V.                                Netherlands Antilles
Aurora Shipping Corporation                                Panama
Baywatch Marine Inc.                                       Liberia
Bravery Tanker Corporation                                 Marshall Islands
Britamer Holding Company Limited                           Liberia
Britanis Company Limited                                   Liberia
Cambridge Tankers, Inc.                                    New York
Caribbean Tanker Corporation                               Marshall Islands
Delphina Tanker Corporation                                Delaware
Diane Tanker Corporation                                   Marshall Islands
Dorado Tanker Corporation                                  Panama
Dundee Navigation S.A.                                     Liberia
East Coast Gaugings Limited                                England
Edinburgh Navigation S.A.                                  Liberia
Edindun Shipping Corporation                               Marshall Islands
Eighth Aframax Tanker Corporation                          Marshall Islands
ERN Holdings Inc.                                          Panama
Fifth Aframax Tanker Corporation                           Marshall Islands
First Pacific Corporation.                                 Marshall Islands
First Products Tankers, Inc.                               Marshall Islands
First Shipco Inc.                                          Liberia
First Union Tanker Corporation                             Marshall Islands
400 Equity Corporation                                     Delaware

                                                           Where Incorporated
Name                                                        or Organized
----                                                       -------------

401 Equity Corporation                                     Delaware
Fourth Aframax Tanker Corporation                          Marshall Islands
Fourth Products Tankers, Inc.                              Marshall Islands
Fourth Spirit Holding N.V.                                 Netherlands Antilles
Friendship Marine Inc.                                     Liberia
Hyperion Shipping Corporation                              Liberia
Imperial Tankers Corporation                               Marshall Islands
International Seaways, Inc.                                Liberia
Juneau Tanker Corporation                                  New York
Majestic Tankers Corporation                               Marshall Islands
Marina Tanker Corporation                                  Marshall Islands
New Orleans Tanker Corporation                             Delaware
Ninth Aframax Tanker Corporation                           Marshall Islands
Northam Carriers Ltd.                                      Marshall Islands
Northanger Shipping Corporation                            Marshall Islands
Northwestern Tanker Corporation                            Marshall Islands
Ocean Bulk Ships, Inc.                                     Delaware
Oleron Tanker S.A.                                         Panama
Olympia Tanker Corporation                                 Marshall Islands
OSG Bulk Ships, Inc.                                       New York
OSG Car Carriers, Inc.                                     New York
OSG Financial Corp.                                        Delaware
OSG Foundation                                             New York
OSG Group Purchasing Limited                               England
OSG International Partners (partnership)                   Liberia
OSG International, Inc.                                    Marshall Islands
OSG Ship Management (London) Limited                       England
OSG Ship Management (UK) Ltd.                              England
OSG Ship Management Asia Pacific Pte Ltd.                  Singapore
OSG Ship Management, Inc.                                  Delaware
Philadelphia Tanker Corporation                            Delaware
Regency Tankers Corporation                                Marshall Islands
Reliance Shipping B.V.                                     Netherlands
Rex Shipholdings Inc.                                      Liberia
Rio Grande Bulk Carriers, Inc.                             Marshall Islands
Rosalyn Tanker Corporation                                 Marshall Islands
Royal Tankers Corporation                                  Marshall Islands
Ruby Tanker Corporation                                    Marshall Islands
Sapphire Tanker Corporation                                Marshall Islands
Sargasso Tanker Corporation                                Marshall Islands
Second Products Tankers, Inc.                              Marshall Islands
Second Union Tanker Corporation                            Marshall Islands


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

                                                           Where Incorporated
Name                                                        or Organized
----                                                       -------------

Seventh Aframax Tanker Corporation                         Marshall Islands
Ship Paying Corporation No. 1                              Delaware
Ship Paying Corporation No. 3                              Liberia
Sixth Aframax Tanker Corporation                           Marshall Islands
Spirit Shipping B.V.                                       Netherlands
Taunton Shipping Co. Ltd.                                  Cyprus
Tenth Aframax Tanker Corporation                           Marshall Islands
Third Aframax Tanker Corporation                           Marshall Islands
Third Products Tankers, Inc.                               Marshall Islands
Third United Shipping Corporation                          Marshall Islands
1320 Tanker Corporation                                    Marshall Islands
1321 Tanker Corporation                                    Marshall Islands
1395 Tanker Corporation                                    Marshall Islands
1372 Tanker Corporation                                    Marshall Islands
398 Equity Corporation                                     Delaware
399 Equity Corporation                                     Delaware
Timor Navigation Ltd.                                      Marshall Islands
Trader Shipping Corporation.                               Liberia
Transbulk Carriers, Inc.                                   Delaware
Tubarao Bulk Carriers, Inc.                                Marshall Islands
U.S. Shipholding Group, Inc.                               New York
United Steamship, Inc.                                     Marshall Islands
Vega Tanker Corporation                                    Delaware
Venus Tanker Corporation                                   Marshall Islands
Vivian Tankships Corporation                               New York
Western Ship Agencies Limited                              England


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